SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 11, 2004

NOBEL LEARNING COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10031	22-2465204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 West Chester Pike West Chester, PA	19382
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 947-2000

N/A

(Former name or former address, if changed since last report)

Item 5.	Other Events.

On February 11, 2004, Nobel Learning Communities, Inc. issued a press release announcing additions to its Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7(c).	Exhibits.

Exhibit 99.1	Press Release issued on February 11, 2004 announcing additions to the Company’s Board of Directors.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBEL LEARNING COMMUNITIES, INC.

Date: February 16, 2004	By:	/s/ George H. Bernstein

George H. Bernstein President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued on February 11, 2004, announcing additions to the Company’s Board of Directors.